SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-WHX CORP.
          GAMCO ASSET MANAGEMENT INC.
                      10/30/06            4,000             8.4300
                      10/27/06            1,000             8.6733
                      10/23/06            2,000-            8.2000
                      10/20/06            6,900-            8.4000
                      10/20/06            9,900             8.4000
                      10/20/06            6,900             8.4000
                      10/18/06            1,100             8.3000
                      10/17/06            1,376-            8.4000
                      10/06/06            1,000             9.3000
                      10/05/06            1,000-            9.4700
	    MJG ASSOCIATES, INC.
          	  GABELLI FUND, LDC
                      10/27/06            2,000             8.3000
          GABELLI ADVISERS, INC.
                       9/06/06              500-            8.0000
          GABELLI FUNDS, LLC.
              GABELLI CONVERTIBLE FUND
                       9/05/06            1,000-            7.6750

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    IN THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.